UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pinnacle West Capital Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K, which was filed on May 24, 2011 (the Original Form 8-K), to provide additional disclosures regarding the advisory vote on the frequency of advisory votes on executive compensation held at the Company’s 2011 Annual Meeting of Shareholders.  This Amendment No. 1 does not amend or modify the Original Form 8-K in any other respect. Accordingly, this Amendment No. 1 should be read in conjunction with the Original Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As reported in the original Form 8-K, at the Company’s Annual Meeting of Shareholders held on May 18, 2011, shareholders cast the highest number of votes for holding an advisory vote on executive compensation on an annual basis.  On June 24, 2011, our Board of Directors determined that the Company will hold future advisory votes on executive compensation on an annual basis until the Company next holds an advisory vote of shareholders on the frequency of such votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: July 01, 2011	By:	/s/ David P. Falck
David P. Falck
Executive Vice President, General Counsel and Secretary